                            ARTICLES OF INCORPORATION

                                       OF

                            DATA SECURITY CORPORATION

     THE UNDERSIGNED natural person of the age of eighteen (18) years or more, acting as incorporator of a corporation under the Nevada Business Corporation Act, adopts the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME

     The name of the corporation is Data Security Corporation

                              ARTICLE II - DURATION

     The duration of the corporation is perpetual.

                             ARTICLE III - PURPOSES

     The purpose or purposes for which this corporation is engaged are:

     (a) To engage in the specific business of providing security equipment and consulting services to the computer industry. Also, the business of making investments, including investments in, purchase and ownership of any and all kinds of property, assets or business, whether alone or in conjunction with others. Also, to acquire, develop, explore and otherwise deal in and with all kinds of real and personal property and all related activities, and for any and all other lawful purposes.

     (b) To acquire by purchase, exchange, gift, bequest, subscription, or otherwise; and to hold, own, mortgage, pledge, hypothecate, sell, assign, transfer, exchange, or otherwise dispose of or deal in or with its own corporate securities or other securities including, without
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          limitations, any shares of stock, bonds, debentures, notes, mortgages, or other obligations, and any certificates, receipts or other instrumentalities representing rights or interests therein on any property or assets created or issued by any person, firm, associate, or corporation, or instrument thereof; to make payment therefor in any lawful manner or to issue in exchange therefor its unreserved earned surplus for the purchase of its own shares, and to exercise as owner or holder of any securities, any and all rights, powers, and privileges in respect thereof.

     (c) To do each and everything necessary, suitable, or proper for the accomplishment of any of the purposes or the attainment of any one or more of the subjects herein enumerated, or which may, at any time, appear conducive to or expedient for the protection or benefit of this corporation, and to do said acts as fully and to the same extent as natural persons might, or could do in any part of the world as principals, agents, partners, trustees, or otherwise, either alone or in conjunction with any other person, association, or corporation.

     (d) The foregoing clauses shall be construed both as purposes and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of this Article III shall be regarded as independent purposes and powers.

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                               ARTICLE IV - STOCK

     The aggregate number of shares which this corporation shall have authority to issue is 50,000,000 shares of Common Stock having a par value of $.001 per share. All common stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of this corporation shall not be liable to any further call or assessment. The corporation shall also have authority to issue 1,000,000 shares of Preferred Stock having a par value of $.001 per share and to be issued with such rights, preferences and designations and in such series as determined by the Board of Directors of the corporation.

                              ARTICLE V - AMENDMENT

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS' RIGHTS

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.

                      ARTICLE VII- INITIAL OFFICE AND AGENT

                           The Corporate Trust Company of Nevada
                           One East First Street
                           Reno, Nevada 89501

                                       3
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                            ARTICLE VIII - DIRECTORS

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorized such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation is one. The name and address of the person who is to serve as Director until the first annual meeting of stockholders or until his successor is elected, is:

              NAME                          ADDRESS
              P. Lynn Dixon                 311 South State, Suite 460
                                            Salt Lake City, Utah 84111

                           ARTICLE IX - INCORPORATORS

The name and address of each
     incorporator is:

              NAME                          ADDRESS
              Leon W. Crockett              311 South State, Suite 440
                                            Salt Lake City, Utah 84111

                                    ARTICLE X

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS

No contract or other transaction between this corporation and any one or more of its



                                       4
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directors or officers or any other corporation, firm, association, or entity in which one or more of its directors or officers are financially interested, shall be either void or voidable because of such relationship or interest, or because such person is present at the meeting of the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest is disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the contract or transaction in good faith by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, (c) the fact of the common directorship, office or financial interest is not disclosed or known to the director or officer at the time the transaction is brought before the board of directors of the corporation for action; or (d) the contract or transaction is fair and reasonable to the corporation at the time it is approved.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

                                   ARTICLE XI

                       LIABILITY OF DIRECTORS AND OFFICERS

     No director or officer shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by such person as a director or



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officer. Notwithstanding the foregoing sentence, a director or officer shall be liable to the extent provided by applicable law, (I) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of NRS 78.300.

     The provisions hereof shall not apply to or have any effect on the liability or alleged liability of any officer or director of the Corporation for or with respect to any acts or omissions of such person occurring prior to such amendment.

     Under penalties of perjury, I declare that these Articles of Incorporation have been examined by me and are, to the best of my knowledge and belief, true, correct and complete.

     DATED this 14th day of November, 1995.

                              Leon W. Crockett
                              ---------------------------------
                              Incorporator

STATE OF UTAH         )
                      : ss:
COUNTY OF SALT LAKE   )

     On the 14th day of November, 1995, personally appeared before me, Leon W. Crockett, who duly acknowledged to me that he signed the foregoing Articles of Incorporation.

[NOTARY SEAL]


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                            CERTIFICATE OF AMENDMENT

                        TO THE ARTICLES OF INCORPORATION

                                       OF

                            DATA SECURITY CORPORATION


         The Undersigned, constituting the President and Secretary of Data Security Corporation, hereby certify that pursuant to the provisions of NRS
78.385 the following action was taken:

         1. That the Board of Directors of said corporation by unanimous consent dated January 15, 1997, adopted a resolution to amend Article I of the original Articles of Incorporation to read as follows: "The name of the Corporation is "World Wireless Communications, Inc.

         2. The number of shares of the corporation outstanding and entitled to vote on an amendment to the Articles of Incorporation was 3,901,200; that the said change(s) and amendment has been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.


         Dated this 15th day of January 1997.

                                                      /s/  David D. Singer
                                                      --------------------------
                                                      David D. Singer, President

Attest:

/s Jonathan D. Rahn
--------------------------------
Jonathan D. Rahn, Secretary
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State of Utah        )
                     ) ss
County of Salt Lake  )


         On the 15th day of January 1997, personally appeared before me, a Notary public, who acknowledged that David D. Singer, the President of Data Security Corporation executed the foregoing Certificate of Amendment to the Articles of Incorporation of Data Security Corporation.

                                                      /s/  Josephine Rudd
                                                      --------------------------
                                                      Notary Public



State of New Jersey  )
                     ) ss
County of Middlesex  )


         On the 16th day of January 1997, personally appeared before me, a Notary public, who acknowledged that Jonathan D. Rahn, the Secretary of Data Security Corporation executed the foregoing Certificate of Amendment to the Articles of Incorporation of Data Security Corporation.



                                                      /s/  Michele A. Ott
                                                      --------------------------
                                                      Notary Public